UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                    June 1, 2010

ABINGDON FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

New York	000-53210	20-3845005
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
55 East 59th Street - 10th Floor
New York, New York 10022
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                     (212) 559-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On June 1, 2010, the registrant issued 4,412.6612 units (the “Units”) in exchange for $4,850,000 in a transaction that was not registered under the Securities Act. The Units were issued in reliance upon applicable exemptions from registration under Section 4(2) of the Securities Act and Section 506 of Regulation D promulgated thereunder.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant does not have a board of directors.  The registrant’s general partner, Ceres Managed Futures LLC (“CMF”), is managed by a board of directors.

Effective June 2, 2010, Mr. Jerry Pascucci resigned as President, Chief Investment Officer and a director of CMF.

Effective June 2, 2010, Mr. Daryl Dewbrey resigned as Secretary and a director of CMF.

Effective June 2, 2010, Mr. Walter Davis was appointed President and a director of CMF.  Mr. Davis, age 44, is Chairman of the Board of Directors and President of Demeter Management LLC (“Demeter”), a registered commodity pool operator.  Mr. Davis has been a principal and associated person of Demeter since May 2006 and July 2006, respectively.  Mr. Davis was an associated person of Morgan Stanley DW Inc. from August 2006 to April 2007, when, because of the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated (“Morgan Stanley”), he became an associated person of Morgan Stanley (due to the transfer of his original registration as an associated person of Morgan Stanley DW Inc.).  Mr. Davis withdrew as an associated person of Morgan Stanley in June 2009.  Mr. Davis has been an associated person of Morgan Stanley Smith Barney LLC (“Morgan Stanley Smith Barney”) since June 2009.  Morgan Stanley Smith Barney is a registered broker dealer with FINRA, an investment adviser with the SEC and as a futures commission merchant with the CFTC.  Mr. Davis is a Managing Director of Morgan Stanley Smith Barney and the Director of its Managed Futures Department.  Prior to joining Morgan Stanley in 1999, Mr. Davis worked for Chase Manhattan Bank’s Alternative Investment Group from January 1992 until September 1999.  Throughout his career, Mr. Davis has been involved with the development, management and marketing of a diverse array of commodity pools, hedge funds and other alternative investment vehicles.  Mr. Davis received an MBA in Finance and International Business from the Columbia University Graduate School of Business in 1992 and a BA in Economics from the University of the South in 1987.

Effective June 2, 2010, Mr. Michael McGrath was appointed a director of CMF.  Mr. McGrath, age 40, is a principal and Director of Demeter (since May 2006).  Mr. McGrath is a Managing Director of Morgan Stanley Smith Barney and currently serves as the Head of Alternative Investments for the Global Wealth Management Group of Morgan Stanley Smith Barney.  He also serves on the Management Committee of the Global Wealth Management Group.  Prior to his current role, Mr. McGrath served as the Director of Product Management for the Consulting Services Group in Morgan Stanley as well as the Chief Operating Officer for Private Wealth Management North America and Private Wealth Management Latin America (the Americas) and the Director of Product Development for Morgan Stanley’s Global Wealth Management Group.  Mr. McGrath joined Morgan Stanley in May 2004, after three years with Nuveen Investments, a publicly traded investment management company headquartered in Chicago, Illinois.  At Nuveen, Mr. McGrath served as a Managing Director and oversaw the development of alternative investment products catering to high net worth investors. Mr. McGrath received his B.A. degree from Saint Peters College in 1990, and currently serves on the school’s Board of Regents.  He received his MBA in Finance from New York University in 1996.

Effective June 2, 2010, Ms. Jennifer Magro was appointed Secretary of CMF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABINGDON FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By /s/ Walter Davis
Walter Davis
President and Director

By /s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer, Secretary and Director

Date:  June 2, 2010